     As filed with the Securities and Exchange Commission on June 15, 2001

                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 CELESTICA INC.
             (Exact name of Registrant as specified in its charter)


         Ontario, Canada                                 N/A
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                 Identification No.)

        12 Concorde Place
         Ontario, Canada                               M3C 3R8
(Address of principal executive offices)              (Zip code)

                          Employee Share Ownership Plan
                            Long-Term Incentive Plan
          Celestica Inc. Employee Share Purchase and Option Plan (1997)
               D2D Employee Share Purchase and Option Plan (1997)
             Canadian Employee Share Purchase and Option Plan (1998)
                1998 U.S. Employee Share Purchase and Option Plan
               1998 U.S. Executive Share Purchase and Option Plan
                 Celestica 1997 UK Approved Share Option Scheme
                           (Full titles of the plans)

                                Kaye Scholer LLP
                          Attention: Managing Attorney
                    425 Park Avenue, New York, New York 10022
                                 (212) 836-8000
           (NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)
                              --------------------
                                   Copies to:

        LYNN TOBY FISHER, ESQ.                          I. BERL NADLER
       JOEL I. GREENBERG, ESQ.               Davies Ward Phillips & Vineberg LLP
           Kaye Scholer LLP                         1 First Canadian Place
           425 Park Avenue                         Toronto, Ontario MBX 1B1
         New York, N.Y. 10022                               Canada
            (212) 836-8000                              (416) 863-0900

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                     PROPOSED
                                                                      MAXIMUM          PROPOSED MAXIMUM
                                             AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING          AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED          REGISTERED             PER SHARE               PRICE             REGISTRATION FEE
----------------------------------- ----------------------------------------------- ----------------------- ----------------------
                                        10,638,519 shares (1)      $ 39.29 (7)(8)    $ 417,987,412 (7)(8)         $ 104,497
                                         4,802,231 shares (2)      $ 49.09 (9)       $ 235,741,520 (9)            $  58,935
Subordinate Voting Shares                2,506,996 shares (3)      $  5.00 (8)       $  12,534,980 (8)            $   3,134
                                           255,786 shares (4)      $  5.00 (8)       $   1,278,930 (8)            $     320
                                           458,568 shares (5)      $  7.50 (8)       $   3,439,260 (8)            $     860
                                           330,340 shares (6)      $  5.00 (8)       $   1,651,700 (8)            $     413
                                                                                       -------------            ------------
                                                                                     $ 672,633,802                $ 168,159

(1) Additional shares reserved for issuance pursuant to options previously granted under the Long-Term Incentive Plan.
(2) Additional shares reserved for issuance pursuant to the Long-Term Incentive Plan.
(3) Additional shares reserved for issuance pursuant to options previously granted under the Celestica Inc. Employee Share Purchase and Option Plan (1997).
(4) Additional shares reserved for issuance pursuant to options previously granted under the D2D Employee Share Purchase and Option Plan (1997).
(5) Shares reserved for issuance pursuant to options previously granted under the Canadian Employee Share Purchase and Option Plan.
(6) Shares reserved for issuance pursuant to options previously granted under the Celestica 1997 UK Approved Share Option Scheme.
(7) The proposed maximum offering price reflects a weighted average exercise price for the options. The exercise price per share ranges from $8.75 to $56.1875.
(8) The offering price has been computed pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended.
(9) The offering price has been computed pursuant to Rule 457 (c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the subordinate voting shares reported on The New York Stock Exchange on June 12, 2001.

================================================================================

         Celestica Inc.'s Registration Statement on Form S-8, Registration Number 333-9500, filed with the Securities and Exchange Commission (the "Commission") on October 8, 1998 is incorporated herein by reference.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

ITEM 8.           EXHIBITS.

     The following are filed as exhibits to this registration statement:

EXHIBITS          DESCRIPTION
     4.1          Celestica Inc. Long-Term Incentive Plan (1)
     4.1.1        Celestica Inc. Amended and Restated Long-Term Incentive Plan (2)
     4.2          Celestica Inc. Employee Share Ownership Plan (1)
     4.2.1        Celestica Inc. Amended and Restated Employee Share Ownership Plan (2)
     4.3          Celestica Inc. Employee Share Purchase and Option Plan (1997) (1)
     4.4          D2D Employee Share Purchase and Option Plan (1)
     4.4.1        Amended and Restated D2D Employee Share Purchase and Option Plan (2)
     4.5          1998 U.S. Executive Purchase and Option Plan (1)
     4.5.1        Amended and Restated 1998 U.S. Employee Purchase and Option Plan (2)
     4.6          1998 U.S. Executive Purchase and Option Plan (1)
     4.6.1        Amended and Restated 1998 U.S. Executive Purchase and Option Plan (2)
     4.7          Canadian Employee Share Purchase and Option Plan (2)
     4.8          Celestica 1997 UK Approved Share Option Scheme
     5.1          Opinion of Davies Ward Phillips & Vineberg LLP
     23.1         Consent of Davies Ward Phillips & Vineberg LLP
                  Contained in such firm's opinion as filed as Exhibit 5.1 hereto
     23.2         Consent of Auditors
     24.1         Power of Attorney (included in signature page)

--------
(1) Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on October 8, 1998 (Reg. No. 333-9500).
(2) Incorporated by reference to Celestica Inc.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on June 15, 2001.

                                       CELESTICA  INC.

                              By:  /s/ J. Marvin MaGee
                                   -------------------------------------------
                                   Name: J. Marvin MaGee
                                   Title: President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Eugene V. Polistuk, J. Marvin MaGee, Anthony P. Puppi and Elizabeth DelBianco, and each of them, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto.

     SIGNATURE                                     TITLE                                   DATE
     ---------                                     -----                                   ----

/s/ Eugene V. Polistuk
---------------------------   Chairman, Director and Chief Executive             June 15, 2001
Eugene V. Polistuk            Officer


/s/ Anthony P. Puppi
---------------------------   Chief Financial Officer, Executive Vice            June 15, 2001
 Anthony P. Puppi             President, General Manager, Global Services
                              and Director

/s/ Anthony R. Melman
---------------------------   Director                                           June 15, 2001
 Anthony R. Melman


/s/ Mark L. Hilson
---------------------------   Director                                           June 15, 2001
  Mark L. Hilson


___________________________   Director
Robert L. Crandall


___________________________   Director
  Richard S. Love


/s/ Roger L. Martin
---------------------------   Director                                           June 15, 2001
  Roger L. Martin


/s/ Gerald W. Schwartz
---------------------------   Director                                           June 15, 2001
Gerald W. Schwartz


___________________________   Director
   Don Tapscott


___________________________   Director
  John R. Walter

                                 EXHIBIT INDEX

EXHIBITS          DESCRIPTION
     4.1          Celestica Inc. Long-Term Incentive Plan (1)
     4.1.1        Celestica Inc. Amended and Restated Long-Term Incentive Plan (2)
     4.2          Celestica Inc. Employee Share Ownership Plan (1)
     4.2.1        Celestica Inc. Amended and Restated Employee Share Ownership Plan (2)
     4.3          Celestica Inc. Employee Share Purchase and Option Plan (1997) (1)
     4.4          D2D Employee Share Purchase and Option Plan (1)
     4.4.1        Amended and Restated D2D Employee Share Purchase and Option Plan (2)
     4.5          1998 U.S. Executive Purchase and Option Plan (1)
     4.5.1        Amended and Restated 1998 U.S. Employee Purchase and Option Plan (2)
     4.6          1998 U.S. Executive Purchase and Option Plan (1)
     4.6.1        Amended and Restated 1998 U.S. Executive Purchase and Option Plan (2)
     4.7          Canadian Employee Share Purchase and Option Plan (2)
     4.8          Celestica 1997 UK Approved Share Option Scheme
     5.1          Opinion of Davies Ward Phillips & Vineberg LLP
     23.1         Consent of Davies Ward Phillips & Vineberg LLP
                  Contained in such firm's opinion as filed as Exhibit 5.1 hereto
     23.2         Consent of Auditors
     24.1         Power of Attorney (included in signature page)

--------
(1) Incorporated by reference to the Registration Statement on Form S-8 of Celestica Inc. filed on October 8, 1998 (Reg. No. 333-9500).
(2) Incorporated by reference to Celestica Inc.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2000.